ATTORNEYS LISTED ON NEXT PAGE



                          UNITED STATES DISTRICT COURT
                               DISTRICT OF OREGON




MENTOR GRAPHICS CORPORATION, an Oregon corporation,        CASE NO. C96-00342-RE

                      Plaintiff,                           STIPULATION

         v.

QUICKTURN DESIGN SYSTEMS, INC., a Delaware corporation,

                      Defendant.

META SYSTEMS, a French corporation,

                      Plaintiff,

         v.

QUICKTURN DESIGN SYSTEMS, INC., a Delaware corporation,

                      Defendant.

LYON & LYON LLP
A Limited Liability Partnership
Including Professional Corporations
JAMES W. GERIAK
JAMES C. BROOKS
STEVEN D. HEMMINGER
LAWRENCE R. LAPORTE
THEODORE S. MACIEKO
JONATHAN T. LOSK
633 West Fifth Street, Suite 4700
Los Angeles, California 90071-2066
(213) 489-1600

ALAN T. McCOLLOM (OSB NO. 79080)
MARGER, JOHNSON & McCOLLOM, P.C.
1030 S.W. Morrison Street
Portland, Oregon 97205
(503) 222-3613

Attorneys for Defendant
QUICKTURN DESIGN SYSTEMS, INC.

James T. McDermott (Oregon Bar No. 93359)
BALL JANIK LLP
One Main Place
101 Southwest Main Street, Suite 1100
Portland, Oregon 97204
(503) 228-2525

David A. York (CSB No. 89942)
Steven M. Bauer (CSB No. 135067)
Sanjay Bhandari (CSB No. 181920)
LATHAM & WATKINS
75 Willow Road
Menlo Park, California 94025-3656
(650) 328-4600

Marc W. Rappel
LATHAM & WATKINS
633 West Fifth Street, Suite 4000
Los Angeles, California 90071
(213) 485-1234

Attorneys for Plaintiffs
MENTOR GRAPHICS CORPORATION and
META SYSTEMS

                  The parties hereto stipulate and agree as follows:

                  1. In Civil Action No. C96-00342-RE, the Interim Supplemental Expert Report of James Mack Folsom, dated October 5, 1998 (including all Exhibits thereto), can be publicly disclosed by either party and otherwise used as if it was not designated confidential information subject to protective order in this litigation, immediately upon signature of this stipulation by both parties, provided the information identified below as "REDACTED" is redacted:

                           a.       Page 7, paragraph 18

          ------------------------------- --------------------- --------------------- ---------------------
          Customer                        Total Price           Equipment             Annual Service
          ------------------------------- --------------------- --------------------- ---------------------
          Bull                            REDACTED              REDACTED              REDACTED
                                          --------------------- --------------------- ---------------------

          UB Networks                     REDACTED              REDACTED              REDACTED

                                          --------------------- --------------------- ---------------------

          Radix                           REDACTED              REDACTED              REDACTED
                                          --------------------- --------------------- ---------------------

          Motorola                        REDACTED              REDACTED              REDACTED
                                          --------------------- --------------------- ---------------------


          National Semiconductor          REDACTED              REDACTED              REDACTED
          ------------------------------- --------------------- --------------------- ---------------------


                           b.       Page 9, paragraph 22

For UB Network (including its parent Tandem), Quickturn estimated that it would have sold the company $REDACTED in equipment in the first quarter of 1997 and $REDACTED in the first quarter of 1998. (See Table 10 attached at Exhibit 12.) For Motorola, Quickturn estimated that the repeat sales would have been $REDACTED per quarter after Motorola had a quarter to become accustomed to the Quickturn equipment.
                                      * * *

For National Semiconductor, Quickturn estimated that, after the one quarter lag, National Semiconductor would have purchased $REDACTED per quarter.

                           c.       Page 11, paragraph 25

In the year before Mentor began its infringement (Q3`94 through Q2'95), the average price per gate was REDACTED CENT. In the next year the average price fell slightly to REDACTED CENT.

                                      * * *

Thus, when one compares the price drop from the year before Mentor to the year that Mentor began to sell actively, there was little impact on Quickturn's average price because Mentor won most of the competitive situations. The price per gate fell by REDACTED cents.

                           d.       Page 11, paragraph 25, footnote 10

Quickturn indeed offered SGS a greater than REDACTED% discount off list but still lost the sale.

                           e.       Page 11, paragraph 26

As a result of this pricing change, the average prices per gate in the year, Q3'96 to Q2'97, fell to REDACTED cents, a drop of REDACTED cents per gate from the previous year. In the next year, prices stabilized at this low level and assumed their more normal rate of decrease, dropping by REDACTED cents per gate.

                           f.       Page 12, paragraph 27

In calculating the losses from price erosion, I have assumed that prices would have dropped from REDACTED cents per gate to 85 cents for the year beginning with Q3'96. I assume that the "normal" price would have declined to 83 cents per gate in the next year.

                           g.       Page 12, paragraph 28, footnote 11

For example, in Table 18, we see that when the share in the U.S. fell from REDACTED% to REDACTED%, the price per gate rose from REDACTED cents to REDACTED cents and when the share in the U.S. increased from REDACTED% to REDACTED%, the price per gate fell from REDACTED cents to REDACTED cents. The pattern is repeated in the next quarter. The domestic share fell from REDACTED% to REDACTED% and the price per gate rose from REDACTED cents to REDACTED cents.

                           h.       Page 13, paragraph 29

In making this calculation, I noted that the impact of price erosion shown in Table 18 was that the amount of the price erosion declined REDACTED% from the first year (Q3'96-Q2'97) to the second year (Q3'97-Q2'98).

                           i.       Exhibit 12, Table 2

                  LOST PROFITS ON ACTUAL SALES AND MAINTENANCE


                                        Equipment Sales                                             Sales
                                        ---------------                                             -----
UB Network                                                                                        REDACTED
Radix                                                                                             REDACTED
National Semiconductor                                                                            REDACTED
Motorola                                                                                          REDACTED
Bull                                                                                              REDACTED
                                                                                                ----------
                                                                                                $4,950,000

70% Margin
         Lost Profit                                            $3,815,000                      $3,468,000



                                        Maintenance Sales                                           Sales
                                        -----------------                                           -----
UB Network                                                                                        REDACTED
Radix                                                                                             REDACTED
National Semiconductor                                                                            REDACTED
Motorola                                                                                          REDACTED
Bull                                                                                              REDACTED
                                                                                                ----------
                                                                            TOTAL:              $1,474,900
                                                                                                ----------
                                                                                                ----------
70% Margin
         Lost Profit                                                                            $1,032,400
                           j.       Exhibit 12, Table 3

                             RADIX-MAINTENANCE SALES
                             -----------------------
Radix Q2'96                             Equipment Sales:  $REDACTED
-----------                             ----------------
Maintenance Sales                       Q3'96                                                    $REDACTED
                                        Q3'97                                                    $REDACTED
                                        Q3'98                                                    $REDACTED
                                                                                                ----------
                                               Lost Maintenance:                                 $REDACTED
                                                                                                $4,950,000
                           k.       Exhibit 12, Table 4

                    NATIONAL SEMICONDUCTOR-MAINTENANCE SALES

National Semiconductor                  Equipment Sale:  $REDACTED
----------------------                  ---------------
Maintenance Sales                       Q2'97                                                     REDACTED
                                        Q3'98                                                     REDACTED
                                        Q2'99                                                     REDACTED
                                                                                                ----------
                                                            Maintenance Sales Lost               $REDACTED
                                                                 NPV of Sales Lost               $REDACTED


                           l.       Exhibit 13, Table 15

                          UB NETWORK-MAINTENANCE SALES

UB Network                              Equipment Sale:  $REDACTED
----------                              ---------------
Maintenance Sale                        Q3'96                                                    REDACTED
                                        Q3'97                                                    REDACTED
                                        Q3'98                                                    REDACTED
                                                                                                ----------
                                                            Maintenance Sales Lost              $REDACTED
                                                                 NPV of Sales Lost              $REDACTED
                           m.       Exhibit 12, Table 6

                             BULL-MAINTENANCE SALES

Bull Maintenance                        Equipment Sale:  $REDACTED
----------------                        ---------------
Maintenance Sale                        Q3'95                                                    REDACTED
                                        Q3'96                                                    REDACTED
                                        Q3'97                                                    REDACTED
                                                                                                ----------
                                                            Maintenance Sales Lost              $REDACTED
                                                                 NPV of Sales Lost              $REDACTED
                           n.       Exhibit 12, Table 7

                           MOTOROLA MAINTENANCE SALES

                                        Equipment Sale:  $REDACTED
                                        ---------------
Maintenance Sale                        Q1'97                                                   REDACTED
                                        Q1'98                                                   REDACTED
                                        Q1'99                                                   REDACTED
                                                                                                ----------
                                                            Maintenance Sales Lost             $REDACTED
                                                                 NPV of Sales Lost             $REDACTED
                           o.       Exhibit 12, Table 8
                 QUICKTURN DESIGN SYSTEMS AVERAGE PRICE PER GATE

                                   Period                                      Average Price
                                   ------                                      -------------
                                Q3 `94-Q2 `95                                  REDACTED CENT
                                Q3 `95-Q2 `96                                  REDACTED CENT
                                Q3 `96-Q2 `97                                  REDACTED CENT
                                Q3 `97-Q2 `98                                  REDACTED CENT

                                       6

                           p.       Exhibit 12, Table 9

QUICKTURN'S LOSSES ON FUTURE SALES OF EQUIPMENT AND MAINTENANCE CAUSED BY MENTOR GRAPHICS' INFRINGEMENT


                                                MPV Of Lost Profit On                   NPV Of Lost Profit On
                                                   Equipment Sales                         Maintenance Sales
                                                ----------------------              ---------------------------
UB Network                                              $REDACTED                                 $REDACTED
Bull                                                     REDACTED                                  REDACTED
Motorola                                                 REDACTED                                  REDACTED
National Semiconductor                                   REDACTED                                  REDACTED
                TOTAL:                                $20,965,000                                $5,508,300

                           q.       Exhibit 12, Table 10

         QUICKTURN'S LOST PROFIT ON FUTURE EQUIPMENT SALES TO UB NETWORK
                (TANDEM) CAUSED BY MENTOR GRAPHICS' INFRINGEMENT

                                                                              Equipment Sales
                                                                              ---------------
                                   Q1 `97                                        $REDACTED
                                   Q1 `98                                         REDACTED
                                                                                ----------
                                                                                 $REDACTED
                                 70% Margin
                                     Lost Profit                                 $REDACTED

                           r.       Exhibit 12, Table 11

             QUICKTURN'S LOST PROFIT ON FUTURE MAINTENANCE SALES TO
               UB NETWORKS CAUSED BY MENTOR GRAPHICS' INFRINGEMENT

                                                                           NPV Maintenance Sales
                                                                           ---------------------
                                   Q2 `97                                        $REDACTED
                                   Q2 `98                                         REDACTED
                                   Q2 `99                                         REDACTED
                                   Q2 `00                                         REDACTED
                                                                                ----------
                                                                                 $REDACTED
                                 20% Margin
                                   NPV Lost Profit                               $REDACTED


                           s.       Exhibit 12, Table 12

          QUICKTURN'S LOST PROFIT ON FUTURE EQUIPMENT SALES TO MOTOROLA
                     CAUSED BY MENTOR GRAPHICS' INFRINGEMENT

                                                                              Equipment Sales
                                                                              ---------------
                                   Q2 `97                                        $REDACTED
                                   Q3 `97                                         REDACTED
                                   Q4 `97                                         REDACTED
                                   Q1 `98                                         REDACTED
                                   Q2 `98                                         REDACTED
                                   Q3 `98                                         REDACTED
                                                                                 $REDACTED
                                                                                ----------
                                 70% Margin
                                     Lost Profit                                 $REDACTED

                           t.       Exhibit 12, Table 13

         QUICKTURN'S LOST PROFIT ON FUTURE MAINTENANCE SALES TO MOTOROLA
                     CAUSED BY MENTOR GRAPHICS' INFRINGEMENT

                                                                                   NPV of
                                                                             Maintenance Sales
                                                                             -----------------
                                   Q3 `97                                        $REDACTED
                                   Q4 `97                                         REDACTED
                                   Q1 `98                                         REDACTED
                                   Q2 `98                                         REDACTED
                                   Q3 `98                                         REDACTED
                                   Q4 `98                                         REDACTED
                                   Q1 `99                                         REDACTED
                                   Q2 `99                                         REDACTED
                                   Q3 `99                                         REDACTED
                                   Q4 `99                                         REDACTED
                                   Q1 `00                                         REDACTED
                                   Q2 `00                                         REDACTED
                                   Q3 `00                                         REDACTED
                                   Q4 `00                                         REDACTED
                                                                                ----------
                                                                                 $REDACTED
                                 70% Margin
                                     NPV of Lost Profit                          $REDACTED


                           u.       Exhibit 12, Table 14

          QUICKTURN'S LOST PROFIT ON FUTURE EQUIPMENT SALES TO NATIONAL
              SEMICONDUCTOR CAUSED BY MENTOR GRAPHICS' INFRINGEMENT

                                                                                 Equipment
                                                                                   Sales
                                                                                 ---------
                                   Q3 `97                                         REDACTED
                                   Q4 `97                                         REDACTED
                                   Q1 `98                                         REDACTED
                                   Q2 `98                                         REDACTED
                                   Q3 `98                                         REDACTED
                                                                                 $REDACTED
                                                                                ----------
                                 70% Margin
                                     Lost Profit                                 $REDACTED

                           v.       Exhibit 12, Table 15

          QUICKTURN'S LOST PROFIT ON FUTURE EQUIPMENT SALES TO NATIONAL
              SEMICONDUCTOR CAUSED BY MENTOR GRAPHICS' INFRINGEMENT

                                                                                   NPV of
                                                                             Maintenance Sales
                                                                             -----------------
                      Q4 `97                                                     $REDACTED
                      Q1 `98                                                      REDACTED
                      Q2 `98                                                      REDACTED
                      Q3 `98                                                      REDACTED
                      Q4 `98                                                      REDACTED
                      Q1 `99                                                      REDACTED
                      Q2 `99                                                      REDACTED
                      Q3 `99                                                      REDACTED
                      Q4 `99                                                      REDACTED
                      Q1 `00                                                      REDACTED
                      Q2 `00                                                      REDACTED
                      Q3 `00                                                      REDACTED
                      Q4 `00                                                      REDACTED
                                                                                ----------
                                                                                 $REDACTED
                      70% Margin
                        NPV of Lost Maintenance Sale                             $REDACTED


                           w.       Exhibit 12, Table 16

              QUICKTURN'S LOST PROFIT ON FUTURE EQUIPMENT SALES TO
                  BULL CAUSED BY MENTOR GRAPHICS' INFRINGEMENT

                                                                                 Equipment
                                                                                   Sales
                                                                                   -----
                                   Q1 `97                                        $REDACTED

                                 70% Margin
                                     Lost Profit                                 $REDACTED

                           x.       Exhibit 12, Table 17

       QUICKTURN'S LOST PROFIT ON FUTURE MAINTENANCE SALES TO BULL CAUSED
                        BY MENTOR GRAPHICS' INFRINGEMENT

                                                                               NPV of Future
                                                                             Maintenance Sales
                                                                             -----------------
                                Q2 `97Q4 `97                                     $REDACTED
                                   Q2 `98                                         REDACTED
                                   Q2 `99                                         REDACTED
                                                                                 $REDACTED
                                 70% Margin
                                  NPV of Lost Profit                             $REDACTED


                           y.       Exhibit 12, Table 18

                 QUICKTURN'S LOSSES FROM PRICE EROSION CAUSED BY
                          MENTOR GRAPHICS' INFRINGEMENT


                         Expected             Actual             No. of            Domestic          Domestic Price
      Period               Price              Price               Gates              Share            Erosion Loss
      ------               -----              -----               -----              -----            ------------
      Q3 `96                 $0.85          REDACTED            REDACTED           REDACTED              $4,415,800
      Q4 `96                  0.85          REDACTED            REDACTED           REDACTED               1,781,300
      Q1 `97                  0.85          REDACTED            REDACTED           REDACTED               2,968,200
      Q2 `97                  0.85          REDACTED            REDACTED           REDACTED                 641,600
      Q3 `97                  0.83          REDACTED            REDACTED           REDACTED                 930,100
      Q4 `97                  0.83          REDACTED            REDACTED           REDACTED               2,294,200
      Q1 `98                  0.83          REDACTED            REDACTED           REDACTED                 510,700
      Q2 `98                  0.83          REDACTED            REDACTED           REDACTED               5,756,500
                                                                                                          ---------
                                                                               TOTAL:                   $19,298,400


                           z.       Exhibit 13, Chart (partial)


              Quickturn's Average Price Per Gate in Years Ending in the Second Quarter, 1995-1998
---------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------
R
E
D
A
C
T
E
D
------------------- -------------------------------------------------------------------------------------------------
                         Q2'95                  Q2'96                  Q2'97                   Q2'98
------------------- ---------------------- ---------------------- ----------------------- ---------------------------


              aa. Exhibit 14, Expert Report of James Mack Folsom, page 9, P. 12.

The variable sales cost is commissions on sales which were planned to be REDACTED percent of sales in 1996.

             bb. Exhibit 14, Expert Report of James Mack Folsom, page 14, P. 15.

In 1995, Quickturn's two largest customers in the U.S. purchased in excess of REDACTED million dollars ($REDACTED million) each of emulation equipment and the accompanying service - indicating that customers place a high value on the equipment.

     2.    In Civil Action No. C96-00342-RE, the Supplemental Report of
Blaine F. Nye, Ph.D., dated October 22, 1998 (including all Exhibits thereto), can be publicly disclosed by either party and otherwise used as if it was not designated confidential information subject to protective order in this litigation, immediately upon signature of this stipulation by both parties, provided the information identified below as "REDACTED" is redacted:

             a.       Page 22, Section IV, C.2

Mr. Folsom assumes that a "normal" price per gate was $REDACTED in 1995 and $0.85 in 1996 and that price per gate would normally drop $REDACTED per year.
                                                       * * *
He testified that Quickturn's price per gate declined from $8 per gate in 1991, to $6, to $4, and then to $2 by late 1994, then to $REDACTED by 1996.

             b.       Page 28, Section V.A.


----------------------------- ----------------------------- ---------------------------- ----------------------------
Customer                              Sale Amount                  Royalty Rate                 Total Royalty
----------------------------- ----------------------------- ---------------------------- ----------------------------
Radix                                  $REDACTED                       7.8%                       $REDACTED
----------------------------- ----------------------------- ---------------------------- ----------------------------
Motorola                               $REDACTED                       7.8%                       $REDACTED
----------------------------- ----------------------------- ---------------------------- ----------------------------
UB Networks                            $REDACTED                       7.8%                       $REDACTED
----------------------------- ----------------------------- ---------------------------- ----------------------------
Bull HN                                $REDACTED                       7.8%                       $REDACTED
----------------------------- ----------------------------- ---------------------------- ----------------------------
TOTAL                                  $4,454,000                      7.8%                       $347,412
----------------------------- ----------------------------- ---------------------------- ----------------------------


              c.       Exhibit I, LaPorte to Bhandari Letter, 8/12/98, p.4


--------------------------------------- -------------------------------------- --------------------------------------
               CUSTOMER                              LIST PRICE                              DISCOUNT
--------------------------------------- -------------------------------------- --------------------------------------
CPI                                     $REDACTED                              $REDACTED
--------------------------------------- -------------------------------------- --------------------------------------
C-Cube                                  $REDACTED                              $REDACTED
--------------------------------------- -------------------------------------- --------------------------------------
TI                                      $REDACTED                              $REDACTED
--------------------------------------- -------------------------------------- --------------------------------------
AMD                                     $REDACTED                              $REDACTED
--------------------------------------- -------------------------------------- --------------------------------------
Number Nine                             $REDACTED                              $REDACTED
--------------------------------------- -------------------------------------- --------------------------------------
DEC                                     $REDACTED                              $REDACTED
--------------------------------------- -------------------------------------- --------------------------------------
SAI                                     $REDACTED                              $REDACTED
--------------------------------------- -------------------------------------- --------------------------------------
DOD #2                                  $REDACTED                              $REDACTED
--------------------------------------- -------------------------------------- --------------------------------------
TI                                      $REDACTED                              $REDACTED
--------------------------------------- -------------------------------------- --------------------------------------
ATT                                     $REDACTED                              $REDACTED
--------------------------------------- -------------------------------------- --------------------------------------
Cabletron                               $REDACTED                              $REDACTED
--------------------------------------- -------------------------------------- --------------------------------------
Motorola                                $REDACTED                              $REDACTED
--------------------------------------- -------------------------------------- --------------------------------------
                                        10,511,188                             3,683,174 (Mentor present)
--------------------------------------- -------------------------------------- --------------------------------------
25% Discount (Mentor absent)                                                   2,627,797
--------------------------------------- -------------------------------------- --------------------------------------
Price Erosion                                                                  1,055,377 (net price erosion)
--------------------------------------- -------------------------------------- --------------------------------------


               d.       Exhibit I, LaPorte to Bhandari Letter, 8/12/98, p.5

(c)      REDACTED
(d)      REDACTED

               e. Exhibit M, Bhandari to LaPorte Letter, 9/12/98, attach. (partial)


--------------------------------------- -------------------------------------- --------------------------------------
               CUSTOMER                              LIST PRICE                              DISCOUNT
--------------------------------------- -------------------------------------- --------------------------------------
Cardiac Pacemakers                      $REDACTED                              $REDACTED
--------------------------------------- -------------------------------------- --------------------------------------
C-Cube                                  $REDACTED                              $REDACTED
--------------------------------------- -------------------------------------- --------------------------------------
TI                                      $REDACTED                              $REDACTED
--------------------------------------- -------------------------------------- --------------------------------------
AMD                                     $REDACTED                              $REDACTED
--------------------------------------- -------------------------------------- --------------------------------------
Number Nine                             $REDACTED                              $REDACTED
--------------------------------------- -------------------------------------- --------------------------------------



DEC                                     $REDACTED                              $REDACTED
--------------------------------------- -------------------------------------- --------------------------------------
SAI                                     $REDACTED                              $REDACTED
--------------------------------------- -------------------------------------- --------------------------------------
DOD #2                                  $REDACTED                              $REDACTED
--------------------------------------- -------------------------------------- --------------------------------------
TI                                      $REDACTED                              $REDACTED
--------------------------------------- -------------------------------------- --------------------------------------
AT&T                                    $REDACTED                              $REDACTED
--------------------------------------- -------------------------------------- --------------------------------------
Cabletron                               $REDACTED                              $REDACTED
--------------------------------------- -------------------------------------- --------------------------------------
Motorola                                $REDACTED                              $REDACTED
--------------------------------------- -------------------------------------- --------------------------------------
                                        $8,681,480                             $2,641,363
--------------------------------------- -------------------------------------- --------------------------------------
Average Discount with Mentor Absent (25%)                                      $2,170,370
------------------------------------------------------------------------------ --------------------------------------
TOTAL PRICE EROSION (Actual - Average)                                         $470,993
------------------------------------------------------------------------------ --------------------------------------


                  3. In both Civil Action No. C96-00342-RE and United States International Trade Commission Proceedings, Investigation No. 337-TA-383, the deposition transcripts and exhibits thereto of Guenther, Giordano, Bull and its employees; Daniel Schumacher, Tim Parker, Motorola and its employees (when, and if, taken); and National Semiconductor (when, and if, taken) shall not be designated as confidential information subject to protective order in this litigation (and may be publicly disclosed) by either plaintiffs or defendant to the extent any of the witnesses' testimony concerns actual or potential purchases of emulation equipment or any other matters relating to damages in this action, immediately upon signature of this stipulation by both parties. Additionally, the parties agree that neither party will disclose either the Folsom or Nye reports to any non-party damages witnesses.

                  4. The following pleadings from the United States International Trade Commission Proceedings, Investigation No. 337-TA-383, excluding the portions thereof that contain a detailed description of machine function, shall not be designated as confidential information subject to protective order and may be publicly disclosed by either party, immediately upon signature of this stipulation by both parties:

    a.       Order No. 34, Initial Determination, dated July 8, 1996;

    b.       Final Initial and Recommended Determinations, dated July 31, 1997;

    c.       Opinion on Remedy, The Public Interest and Bonding, dated
             April 1, 1998;

    d. Commission Investigative Staff's Post-Hearing Reply Brief on Permanent Relief, dated May 30, 1997;

    e. Commission Opinion on Petition to Modify to Temporary Relief Bond, dated October 28, 1997;

    f. Commission Opinion on Remedy, The Public Interest and Bonding, dated August 12, 1996; and

    g.       Order No. 96, dated July 31, 1997.

IT IS SO STIPULATED:
                                 LYON & LYON LLP
Dated:  November 3, 1998               By  /s/ Theodore S. Maceiko
                                           -----------------------
                                            Theodore S. Maceiko
                                            633 West Fifth Street, Suite 4700
                                            Los Angeles, California  90071-2066
                                            (213) 489-1600

                                            Alan T. McCollom
                                            MARGER, JOHNSON & McCOLLOM, P.C.
                                            1030 S.W. Morrison Street
                                            Portland, Oregon  97205
                                            (503) 222-3613

                                            Attorneys for Defendant
                                            QUICKTURN DESIGN SYSTEMS, INC.

                                LATHAM & WATKINS
Dated:  November 3, 1998               By  /s/ Marc W. Rappel
                                           ------------------
                                            Marc W. Rappel
                                            633 West Fifth Street, Suite 4700
                                            Los Angeles, California  90071
                                            (213) 485-1234

                                            David A. York (CSB No. 89942)
                                            Steven M. Bauer (CSB No. 135067
                                            Sanjay Bhandari (CSB No. 181920)
                                            LATHAM & WATKINS
                                            75 Willow Road
                                            Menlo Park, California  94025-3656
                                            (650) 328-4600

                                            James T. McDermott
                                            (Oregon Bar No. 93359)
                                            BALL JANIK LLP
                                            One Main Place
                                            101 Southwest Main Street,
                                            Suite 1100
                                            Portland, Oregon  97204
                                            (503) 228-2525

                                            Attorneys for Plaintiffs
                                            MENTOR GRAPHICS CORPORATION and
                                            META SYSTEMS